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Exhibit 2

Report of Independent Auditors

To the Shareholders of
Æterna Zentaris Inc.

        We have audited the consolidated balance sheets of Æterna Zentaris Inc. as at December 31, 2004 and 2003 and the consolidated statements of operations, deficit, other capital and cash flows for each of the years in the three-year period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

        In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2004 and 2003 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2004 in accordance with Canadian generally accepted accounting principles.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants

Quebec, Quebec, Canada
February 25, 2005, except as to note 25c) dated March 10, 2005

Comments by Auditors for U.S. Readers on Canada-U.S. Reporting Differences

        In the United States of America, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when there are changes in accounting principles that have a material effect on the comparability of the Company's financial statements, such as the changes described in note 3 to the consolidated financial statements. Our report to the Shareholders dated February 25, 2005, except as to note 25c) which is as of March 10, 2005 is expressed in accordance with Canadian reporting standards which do not require a reference to such changes in accounting principles in the auditors' report when the changes are properly accounted for and adequately disclosed in the financial statements.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants

Quebec, Quebec, Canada
February 25, 2005, except as to note 25c) dated March 10, 2005

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Exhibit 2